Exhibit 10.1

                          INDEPENDENT TRAINER AGREEMENT

This agreement is entered into this October 28, 2013 between Olympia Sport (hereinafter "Training Provider") at Deglava street 7, Riga, Latvia LV-1009 and Maxima Group Inc. (hereafter "Company") at 2360 Corporate Circle, Suite 400, Henderson NV 89074.

Purpose: The above parties hereby enter into this agreement under which Training Provider will provide services to Company on an "independent contractor "basis subject to the following terms and conditions.

Services: Training Provider agrees to provide training services for The Company.

The Training Provider is responsible for obtaining and maintaining any required certification(s) for the courses.

The Company shall be responsible for providing equipment and courseware required for the course.

Company will yield 30% of the total price paid by the customer to Training Provider via Company website.

If payment is not received by Training Provider within 30 days, the Company will reimburse the Training Provider for all reasonable legal and other expenses incurred in the collection of the late payment.

Independent Contractor: Nothing in this agreement shall in any way be construed to constitute Training Provider as an agent, employee, or representative of the Company. Company is not responsible for withholding or paying federal, state, or local income tax, unemployment, or other similar taxes nor liability, workman's compensation or other similar insurance.

Controlling Law: This agreement shall be governed by the laws of the state listed as the address of the Company. Any disputes arising out of this agreement shall be settled in the state and county of the Company's address, as stated in this agreement.

The agreement is valid for a period of 12 months. The Company has an option to extend the terms for an additional 12 months on the same terms and condition.

TERMINATION The Company or the Distributer may terminate the Agreement by providing no less than 30 days resignation notice in writing.

The agreement is valid for a period of 12 months from effective date.

Agreement effective data: October 28, 2013

Training Provider                               Company


/s/ Gints Kampars                               /s/ Germans Salihovs
--------------------------------                --------------------------------
Signed By:                                      Signed By:
Title: Manager                                  Title: Director
Print Name: Gints Kampars                       Print Name: Germans Salihovs